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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2012 for the balance sheet of Silver Bay Realty Trust Corp., our report dated September 10, 2012 for the consolidated financial statements of Two Harbors Property Investment LLC and our report dated September 10, 2012 for the combined statements of revenues and certain expenses of the Provident Entities, in the Amendment No. 1 to the Registration Statement (Form S-11 No. 333-183838) and related Prospectus of Silver Bay Realty Trust Corp. dated October 16, 2012.

/s/ ERNST & YOUNG LLP Minneapolis, Minnesota

October 16, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm